UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2014

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Core Molding Technologies, Inc. (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to its Current Report on Form 8-K filed on November 17, 2014 (the “Original Filing”) to provide additional disclosures in Item 5.02 concerning the appointment of Mr. William R. Ringling as the Company’s Vice President of Operations.  This Amendment does not otherwise amend or modify other disclosures contained in the Original Filing or update the disclosures contained in the Original Filing to reflect any events that have occurred after the filing date of the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 17, 2014, the Company appointed William R. Ringling, age 49, to serve as the Company's Vice President of Operations. Mr. Ringling comes to the Company with 30 years of manufacturing and automotive industry experience. Prior to joining the Company, Mr. Ringling served as President and Chief Operating Officer of Dispensing Dynamic International, a private manufacturer of dispenser solutions from 2013 to 2014. Mr. Ringling served in various positions including General Manager and Director of Engineering for Nypro, Inc. from 2007 to 2013. Prior to 2007, Mr. Ringling served as General Manager of the Trim Systems Business Unit at Lacks Enterprises, and held Quality Manager roles for Cambridge Industries, Mazda Motors USA Inc. and Kern-Liebers USA Inc. Mr. Ringling holds a PhD in Business Management with an emphasis in Organizational Leadership, along with a Master of Business Administration and a Bachelor’s degree in Business.

In connection with his appointment, Mr. Ringling and the Company have entered into an Executive Severance Agreement (the "Severance Agreement") in substantially the same form as the executive severance agreements entered into by the Company and each of its other executive officers and included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Severance Agreement provides that upon a Change in Control (as defined in the Severance Agreement) Mr. Ringling shall be entitled to receive his then-current base salary for the remainder of the term of the Severance Agreement, as extended, together with any health, dental, life, disability or other benefits as he was then entitled to receive. If within the two-year period following a Change in Control, the Company terminates Mr. Ringling other than for "Cause" (as defined in the Severance Agreement) or for death or disability (as defined in the Severance Agreement), Mr. Ringling shall be entitled to certain payments and benefits, including (i) a severance benefit equal to the sum of (a) a multiple of his average base salary for the past five (5) years (or such lesser period), plus (b) a multiple of his average cash bonuses earned for the past five (5) years (or such lesser period), and (ii) full vesting and removal of all restrictions on any stock and equity-based compensation awards.

Mr. Ringling will receive an initial base salary of $210,000 per year. He will be eligible to participate in the Company's profit sharing and other benefit programs consistent with similarly situated executive officers of the Company. The Company will also provide an allowance to Mr. Ringling to be used for temporary living expenses and relocation expenses up to a maximum of $20,000.

There are no family relationships existing between Mr. Ringling and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Ringling or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
November 21, 2014	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Secretary, Treasurer and Chief Financial Officer